Exhibit 99.1

ARALEZ REPORTS FOURTH QUARTER AND FULL-YEAR 2015 RESULTS

- Announced Today the Resubmission to the FDA of the NDA for YOSPRALA™-

- Expects 2016 Net Revenues to be in a Range of $48 Million to $58 Million-

Milton, Ontario — March 15, 2016, Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ) (TSX: ARZ) (“Aralez” or the “Company”), today announced results for the fourth quarter and full-year ended December 31, 2015. The Company also highlighted important corporate, commercial, and regulatory updates. All figures are in U.S. dollars.

Corporate Updates:

•                  On February 5, 2016, POZEN Inc. (“POZEN”) and Tribute Pharmaceuticals Canada Inc. (“Tribute”) announced the completion of their merger transaction, with the combined business now operating as Aralez.

•                  During the fourth quarter of 2015, the Company continued its transformation into a fully operational commercial organization with marketing, sales, trade, managed markets, training and other core functions in place. The Company also completed qualitative and quantitative market research validating its positioning of YOSPRALA™ as a potential “gold standard” CV aspirin therapy.

•                  On March 14, 2016, the Company resubmitted the New Drug Application (“NDA”) to the U.S. Food and Drug Administration (“FDA”) for its investigational candidate, YOSPRALA™, for the secondary prevention of cardiovascular disease in patients at risk for aspirin-induced gastric ulcers. In accordance with regulations, the FDA is expected to notify Aralez within 30 days of receipt of the NDA whether or not the submission will be accepted, and if accepted, what the new Prescription Drug User Fee Act (“PDUFA”) date will be.

•                  The Company believes it is well prepared for the April 2016 launch of Fibricor® with a new 25 person sales force whose objectives include developing a “relationship springboard” ahead of and supporting the anticipated launch of YOSPRALA, pending FDA approval.

Financial Results

The Company has detailed the financial results of POZEN for the fourth quarter and for the year ended December 31, 2015 in this release. Aralez, the successor company to POZEN for U.S. securities law purposes, will file an 8-K later today that provides the 2015 results of Tribute and provides pro forma financial statements of Aralez on a consolidated basis as of and for the year ended December 31, 2015. The Company will discuss the results of POZEN, Tribute, and the pro forma financial statements during its conference call this morning.

POZEN - Fourth Quarter 2015 Financial Results

Total revenues for the three months ended December 31, 2015 were $6.0 million compared to $9.9 million for the three months ended December 31, 2014, which included $4.3 million of amortization of upfront licensing fees. VIMOVO® royalties for the three months ended December 31, 2015 were $6.0 million, which was an increase of 6% compared to $5.6 million for the three months ended December 31, 2014.

Total operating expenses were $20.1 million for the three months ended December 31, 2015 compared to $3.1 million for the three months ended December 31, 2014. The variance is primarily driven by $6.9 million of higher pre-commercialization costs incurred in anticipation of a planned launch of YOSPRALA, pending FDA approval, in the fourth quarter of 2016, $2.5 million of higher research and development (R&D) costs incurred related to YOSPRALA, $4.2 million of new staff costs as the Company builds out the Aralez infrastructure and $3.1 million of merger-related costs.

The net loss for the three months ended December 31, 2015 was $13.3 million or $0.40 loss per share on a diluted basis compared to net income of $7.0 million or $0.21 income per share on a diluted basis for the three months ended December 31, 2014.

Balance Sheet

As of December 31, 2015, POZEN had cash and cash equivalents of $24.8 million. Subsequent to December 31, 2015 and in connection with the completion of the merger between POZEN and Tribute, the Company completed a transaction that provided, among other things, $75 million from the issuance of equity, $75 million from the issuance of convertible debt and access to $200 million of committed capital eligible for acquisitions.

POZEN — Full-Year 2015 Financial Results

Total revenues for the year ended December 31, 2015 were $21.4 million compared to $32.4 million for the year ended December 31, 2014, which included $11.3 million of amortization of upfront license fees. VIMOVO royalties for the year ended December 31, 2015 were $21.4 million compared to $21.1 million for the year ended December 31, 2014.

Total operating expenses for the year ended December 31, 2015 were $58.9 million compared to $15.8 million for the year ended December 31, 2014. The increase in operating expenses in 2015 was primarily due to discrete costs of $20.7 million, including transaction and severance-related costs, YOSPRALA-related pre-commercialization costs of $10.4 million, $2.8 million of increased R&D costs related to YOSPRALA and $9.1 million of new staff costs, including $4.1 million of non-cash stock-based compensation, as POZEN began to build out the Aralez infrastructure.

Other income was $3.2 million lower for the year ended December 31, 2015 compared to the year ended December 31, 2014 primarily due to the non-recurrence of the 2014 receipt and valuation of warrants for Pernix stock, which totaled $2.6 million.

Net loss for the year ended December 31, 2015 was $37.8 million or $1.16 loss per share on a diluted basis compared to net income for the year ended December 31, 2014 of $19.7 million, or $0.60 income per share on a diluted basis.

“I am very pleased that we were able to complete our merger and launch our new company Aralez Pharmaceuticals,” said Adrian Adams, Chief Executive Officer of Aralez. “We have transformed the company into a commercial organization with a new strategic direction, lean operating model and broadened product portfolio in our therapeutic anchors, cardiovascular and pain management. The advancement of the NDA resubmission for YOSPRALA marks an exciting milestone and we have made significant progress on marketing preparations, pending potential FDA approval. As we look into 2016, the business combination provides financial flexibility with an efficient platform for growth as we continue to actively pursue business development opportunities throughout the year.”

2016 Financial Guidance

Aralez’s estimates are based on projected results of the combined company for the year ending December 31, 2016 and reflect management’s current beliefs about, among other things, prescription trends, pricing levels, inventory levels, and the anticipated timing of future product launches and events. The Company’s 2016 guidance on non-GAAP selling, general and administrative (SG&A) expenses and non-GAAP R&D expenses includes, among other things, YOSPRALA launch costs, including the hiring of a total of approximately 110 sales professionals (inclusive of the 25 sales professionals hired to market Fibricor), costs incurred in connection with the pending FDA approval of YOSPRALA, and the costs to build the necessary infrastructure in the U.S. and Ireland. It excludes share-based compensation expense and discrete costs, including merger and acquisition-related expenses. The Company’s 2016 guidance on net revenues includes revenues from Tribute from February 6, 2016 through December 31, 2016 only. See “Cautionary Note Regarding Forward-Looking Statements” below.

For the year ending December 31, 2016, assuming foreign currency exchange rates remain at or near current levels, the Company currently expects:

•                  2016 net revenues to be in the range of $48 million to $58 million;

•                  2016 non-GAAP SG&A expenses to be in a range of $85 million to $100 million; and

•                  2016 non-GAAP R&D expenses to be in a range of $8 million to $12 million.

Fourth Quarter and Full Year Results Webcast

Aralez will host a webcast this morning, March 15, 2016 at 8:30 a.m. ET to present fourth quarter and full-year 2015 results and management’s 2016 financial guidance. The webcast can be accessed live and will be available for replay at www.aralez.com.

Conference Call Details

Date: Tuesday, March 15, 2016

Time: 8:30 a.m. ET

Dial-in (U.S.): 877-407-8037

Dial-in (International): 201-689-8037

About Aralez Pharmaceuticals Inc.

Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ) (TSX: ARZ) is a global specialty pharmaceutical company focused on delivering meaningful products to improve patients’ lives while focusing on creating shareholder value by acquiring, developing and commercializing products primarily in cardiovascular, pain and other specialty areas. Aralez’s Global Headquarters is in Ontario, Canada, the U.S. Headquarters is planned to be in Princeton, NJ and the Irish Headquarters is in Dublin, Ireland. More information about Aralez can be found at www.aralez.com.

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures, including 2016 guidance on non-GAAP SG&A expenses and non-GAAP R&D expenses. These non-GAAP financial measures exclude certain amounts, expenses or income, from the corresponding financial measures determined in accordance with accounting principles generally accepted in the U.S. (GAAP). Management believes this non-GAAP information is useful for investors, taken in conjunction with GAAP financial statements, because it provides greater transparency regarding the Company’s operating performance by excluding (i) non-cash expenses that are substantially dependent on changes in the market price of our common stock and (ii) discrete items, such as merger and acquisition-related costs, including transaction fees and severance, that may not be consistently recurring. Management uses these measures, among other factors, to assess and analyze operational results and to make financial and operational decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the Company’s operating results as reported under GAAP, not as a substitute for GAAP. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts. A reconciliation between non-GAAP financial measures and the most comparable GAAP financial measures are included in the tables accompanying this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain statements that constitute “forward-looking statements” within the meaning of applicable securities laws.  Forward-looking statements include, but are not limited to, statements regarding statements about the expected benefits of the merger transaction between Tribute and POZEN, including growth potential and financial flexibility, the anticipated April 2016 launch of Fibricor, the anticipated launch of YOSPRALA and pending FDA approval, including timing thereof, transforming Aralez into a global specialty pharmaceutical company, 2016 financial guidance, our ability to successfully identify, execute and consummate business or product acquisitions, prospective products or product approvals, the outlook for the Company’s future business and financial performance, our strategies, plans, objectives, goals, prospects,  future performance or results of current and anticipated products, and other statements that are not historical facts, and such statements are typically identified by use of terms such as

“may,” “will,” “would,” “should,” “could,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “likely,” “potential,” “continue” or the negative or similar words, variations of these words or other comparable words or phrases, although some forward-looking statements are expressed differently.

You should be aware that the forward-looking statements included herein represent management’s current judgment and expectations, and are based on current estimates and assumptions made by management in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors that it believes are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct and, as a result, the forward-looking statements based on those assumptions could prove to be incorrect. Accordingly, actual results, level of activity, performance or achievements or future events or developments could differ materially from those expressed or implied in the forward-looking statements. Material factors or assumptions that were applied in providing financial guidance for the year ending December 31, 2016, including with respect to the statements that Aralez’s net revenues are expected to be in the range of $48 million to $58 million, non-GAAP SG&A expenses are expected to be in the range of $85 million to $100 million and non-GAAP R&D expenses are expected to be in the range of $8 million to $12 million, include, but are not limited to, (i) successfully completing the integration of Tribute, and the continued financially disciplined build-up of our organization, (ii) the exclusion of any impact from potential strategic business transactions, such as mergers, acquisitions, divestures, or financings that may be consummated, (iii) obtaining anticipated approvals of our product candidates, including YOSPRALA, (iv) the successful launch of Fibricor in April of 2016, and YOSPRALA in the fourth quarter of 2016 and the hiring of approximately 85 additional sales professionals prior to the YOSPRALA launch (for a total of approximately 110 sales professionals), (v) our ability to source and qualify suppliers for our drugs, including for YOSPRALA, (vi) our ability to mitigate regulatory risks and uncertainties that may otherwise negatively impact our expectations regarding our products and product candidates, (vii) future performance of our commercialization partners being in line with our expectations and the impact such performance is anticipated to have being consistent with our expectations with respect to our revenue projections, particularly royalties earned on sales of VIMOVO, (viii) currency rates remaining at or near current levels for the remainder of fiscal 2016, and (ix) prescription trends, pricing levels, inventory, and the anticipated timing of future product launches and events remaining in line with management’s current beliefs. Readers are cautioned that actual future operating results and economic performance of the Company, including with respect to our net revenues, non-GAAP SG&A expenses and non-GAAP R&D expenses for the year ending December 31, 2016, are subject to a number of risks and uncertainties, including, among other things, those described below, and could differ materially from what is currently expected as set out in this press release.

Our operations involve risks and uncertainties, many of which are outside of our control, and any one or any combination of these risks and uncertainties could also affect whether the forward-looking statements ultimately prove to be correct and could cause our actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, our inability to build, acquire or contract with a sales force of sufficient scale for the commercialization of YOSPRALA™ in a timely and cost-effective manner, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval of our product candidates (including YOSPRALA), including as a result of the need to conduct additional studies or due to issues with third-party API or finished product manufacturers, or the failure to obtain such approval of our product candidates for all expected indications, including as a result of changes in regulatory standards or the regulatory environment during the development period of any of its product candidates; the inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products, including our dependence on AstraZeneca and Horizon for the sales and marketing of VIMOVO, our dependence on Patheon for the manufacture of YOSPRALA™ 81/40 and YOSPRALA™ 325/40; our ability to protect our intellectual property and defend our patents; regulatory obligations and oversight; failure to make, integrate and maintain new acquisitions, such as the integration of Tribute; fluctuations in the value of certain foreign currencies, including the Canadian dollar, in relation to the U.S. dollar, and other world currencies; changes in government regulations, including tax laws and unanticipated tax liabilities; general adverse economic, market and business conditions; and those risks detailed from time-to-time under the caption

“Risk Factors” and elsewhere in the Company’s SEC filings and reports and Canadian securities law filings, including in our Annual Report on Form 10-K for the year ended December 31, 2015 which are available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, and on the Company’s website at www.aralez.com, and those described from time to time in our future reports filed with the Securities and Exchange Commission and applicable securities regulatory authorities in Canada. You should not place undue importance on forward-looking statements and should not rely upon this information as of any other date. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Aralez Pharmaceuticals Contact:

Nichol L. Ochsner

Executive Director, Investor Relations & Corporate Communications

732-754-2545

nochsner@aralez.com

Financial Tables to Follow

POZEN Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Revenue:
Royalty revenue	$5,966	$5,629	$21,391	$21,137
Licensing revenue	—	4,257	—	11,257
Total revenue	5,966	9,886	21,391	32,394
Operating expenses:
Selling, general and administrative	16,682	2,181	50,345	10,079
Research and development	3,420	931	8,512	5,740
Total operating expenses	20,102	3,112	58,857	15,819
Other income:
Interest and other income (loss), net	10	244	(143)	3,099
Net (loss) income before taxes	(14,126)	7,018	(37,609)	19,674
Income tax (benefit) expense	(800)	—	174	—
Net (loss) income	$(13,326)	$7,018	$(37,783)	$19,674

Basic net (loss) income per common share	$(0.40)	$0.22	$(1.16)	$0.63
Shares used in computing basic net (loss) income per common share	32,930,106	32,083,752	32,589,795	31,359,687
Diluted net (loss) income per common share	$(0.40)	$0.21	$(1.16)	$0.60
Shares used in computing diluted net (loss) income per common share	32,930,106	33,353,631	32,589,795	32,810,587

POZEN Inc.

Consolidated Balance Sheets

(in thousands) (Unaudited)

	December 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$24,816	$40,582
Investment in warrants	—	2,679
Accounts receivable	5,966	5,629
Prepaid expenses and other current assets	1,225	583
Total current assets	32,007	49,473
Property and equipment, net of accumulated depreciation	251	27
Deferred tax asset	—	953
Total assets	$32,258	$50,453

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,557	$607
Accrued compensation	5,229	1,899
Accrued expenses	6,703	253
Current deferred tax liability	—	953
Total current liabilities	16,489	3,712

Long-term liabilities:
Accrued severance	986	—
Total liabilities	17,475	3,712

Total stockholders’ equity	14,783	46,741
Total liabilities and stockholders’ equity	$32,258	$50,453

Aralez Pharmaceuticals Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands) (Unaudited)

2016 Financial Guidance

	Year Ending December 31, 2016
GAAP SG&A Expenses	$121,000	-	$139,000
Stock-based compensation	11,000	-	12,000
Merger-related expenses	14,000	-	15,000
Excise tax equalization payments	11,000	-	12,000
Non-GAAP SG&A Expenses	$85,000	-	$100,000

GAAP R&D Expenses	$8,250	-	$12,450
Stock-based compensation	100	-	200
Merger-related expenses	150	-	250
Non-GAAP R&D Expenses	$8,000	-	$12,000

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